UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: January 31, 2013

AMR CORPORATION _
(Exact name of registrant as specified in its charter)

Delaware 1-8400 75-1825172 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                (Registrant's telephone number)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

As previously reported, on November 29, 2011, AMR Corporation (the “Company”) and certain of the Company's direct and indirect domestic subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation (collectively, the “Debtors”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On January 31, 2013, the Debtors filed their monthly operating report for the month ended December 31, 2012 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information with respect to the Debtors in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial and Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. No assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its or the other Debtors' securities may be.  Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Debtor claims. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee of the Southern District of New York and the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws and regulations and is subject to future adjustment and reconciliation. Therefore, the Monthly Operating Report does not necessarily contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements. There can be no assurance that, from the perspective of an investor or potential investor in the Debtors' securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company's reports pursuant to the Exchange Act, and such information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K and the exhibit hereto contain forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the impact of the bankruptcy filings of the Company and certain of its U.S. subsidiaries, the Company's ability to successfully implement its chosen plan of reorganization, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, and impairments and restructuring charges. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the period ended December 31, 2011, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligations to update any forward-looking statement or information.

Item 9.01.      Financial Statements and Exhibits

Exhibit Number                Description

99.1	Monthly Operating Report for the month ended December 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: January 31, 2013

4

EXHIBIT INDEX

Exhibit 99.1	Description Monthly Operating Report for the month ended December 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York.

5

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11

In re:                                    Case No. 11-15463-SHL
AMR Corporation, et al.                         (jointly administered)
Debtors

MONTHLY OPERATING REPORT
FOR THE MONTH ENDED DECEMBER 31, 2012

DEBTORS' ADDRESS:
AMR Corporation
4333 Amon Carter Blvd.
Fort Worth, Texas 76155

DEBTORS' ATTORNEYS:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

DISBURSEMENTS (IN THOUSANDS):                            $ 2,496,751
FOR THE MONTH ENDED DECEMBER 31, 2012

CONSOLIDATED NET INCOME (LOSS) (IN MILLIONS):                    $ 773
FOR THE MONTH ENDED DECEMBER 31, 2012

REPORT PREPARER:    AMR CORPORATION

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate, and truthful to the best of my knowledge.

/s/ Isabella D. Goren
Isabella D. Goren
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

1

AMR CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	7

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2012
(Unaudited) (In millions)

Assets
Current Assets
Cash	$480
Short-term investments	3,412
Restricted cash and short-term investments	850
Receivables, net	1,124
Inventories, net	580
Fuel derivative contracts	65
Other current assets	561
Total current assets	7,072

Equipment and Property
Flight equipment, net	10,310
Other equipment and property, net	2,099
Purchase deposits for flight equipment	710
13,119

Equipment and Property Under Capital Leases
Flight equipment, net	222
Other equipment and property, net	61
283

International slots and route authorities	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	161
Other assets	2,167
$23,510
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2012
(Unaudited) (In millions)

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$1,244
Accrued liabilities	2,117
Air traffic liability	4,524
Current maturities of long-term debt	1,388
Current obligations under capital leases	31
Total current liabilities	9,304

Long-term debt, less current maturities	6,735
Obligations under capital leases, less current obligations	381
Pension and postretirement benefits	6,780
Other liabilities, deferred gains and deferred credits	1,692

Liabilities Subject to Compromise (Note 2)	6,592

Stockholders' Equity (Deficit)
Preferred stock	—
Common stock	341
Additional paid-in capital	4,481
Treasury stock	(367)
Accumulated other comprehensive income (loss)	(2,966)
Accumulated deficit	(9,463)
(7,974)
$23,510
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATED STATEMENT OF OPERATIONS
MONTH ENDED DECEMBER 31, 2012
(Unaudited) (In millions, except per share amounts)

Revenues
Passenger - American Airlines	$1,553
- Regional Affiliates	226
Cargo	55
Other revenues	217
Total operating revenues	2,051

Expenses
Aircraft fuel	729
Wages, salaries and benefits	516
Other rentals and landing fees	91
Maintenance, materials and repairs	118
Depreciation and amortization	74
Commissions, booking fees and credit card expense	83
Aircraft rentals	47
Food service	49
Special charges	58
Other operating expenses	244
Total operating expenses	2,009

Operating Income	42

Other Income (Expense)
Interest income	1
Interest expense	(50)
Interest capitalized	4
Miscellaneous - net[1]	276
231

Income Before Reorganization Items	273

Reorganization Items, Net (Note 2)	(69)

Income (Loss) Before Income Taxes	204
Income tax	569
Net Income (Loss)	$773

Earnings (Loss) Per Share
Basic	$2.31

Diluted	$2.03

Weighted Average Shares Used in Computation
Basic	335,292,238

Diluted	381,765,864
1/ Results include $280 million from a settlement of a commercial dispute.
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
MONTH ENDED DECEMBER 31, 2012
(Unaudited) (In millions)

Net Cash Provided by (Used for) Operating Activities	$(179)

Cash Flow from Investing Activities:
Capital expenditures, including aircraft lease deposits	(363)
Disposal of equipment and property	63
Net (increase) decrease in short-term investments	105
Net cash used for investing activities	(195)

Cash Flow from Financing Activities:
Payments on long-term debt and capital lease obligations	(54)
Proceeds from:
Issuance of debt	—
Sale leaseback transactions	412
Net cash provided by financing activities	358

Net increase (decrease) in cash	(16)
Cash at beginning of period	496

Cash at end of period	$480
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.Summary of Accounting Policies

Basis of Presentation

On November 29, 2011 (the “Petition Date”), AMR Corporation (the “Company”) and certain of the Company's direct and indirect domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re AMR Corporation, et al., Case No. 11-15463-SHL.”

The Company and the other Debtors are operating as “debtors in possession” under the jurisdiction of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. In general, as debtors in possession under the Bankruptcy Code, we are authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. The Bankruptcy Code enables the Company to continue to operate its business without interruption, and the Bankruptcy Court has granted additional relief covering, among other things, obligations to (i) employees, (ii) taxing authorities, (iii) insurance providers, (iv) independent contractors for improvement projects, (v) foreign vendors, (vi) other airlines pursuant to certain interline agreements, and (vii) certain vendors deemed critical to the Debtors' operations.

While operating as debtors in possession under Chapter 11 of the Bankruptcy Code, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business. The Debtors have not yet prepared or filed with the Bankruptcy Court a plan of reorganization. The Debtors have the exclusive right to file a plan of reorganization through and including March 11, 2013, subject to the ability of third parties to file motions to terminate the Debtors' exclusivity period. If the Debtors file a plan of reorganization on or prior to such date, the Debtors will have an exclusive period to solicit and obtain acceptances for such plan through and including May 10, 2013. On January 11, 2013, the Debtors filed a joint motion with the Creditors' Committee seeking to further extend such exclusivity periods to April 1, 2013 and May 31, 2013, respectively. There can be no assurance that the Bankruptcy Court will approve the joint motion. The Debtors have the right to seek further extensions of such exclusivity periods, subject to a statutory limit of 18 months from the Petition Date in the case of filing a plan of reorganization, and 20 months from the Petition Date in the case of soliciting and obtaining acceptances. The ultimate plan of reorganization, which would be subject to acceptance by the requisite majorities of empowered creditors under the Bankruptcy Code and approved by the Bankruptcy Court, could materially change the amounts and classifications in the Condensed Consolidated Financial Statements.

This Monthly Operating Report (“MOR”) was prepared on a consolidated basis for the Company and its direct and indirect subsidiaries, including the subsidiary Debtors and other subsidiaries that did not file voluntary petitions for relief under Chapter 11. This MOR is unaudited, is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements for Chapter 11 debtors as required by the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) and the Bankruptcy Court. This MOR does not include all the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete financial statements. Therefore, there can be no assurance that the consolidated financial information presented herein is complete and readers are strongly cautioned not to place undue reliance on this MOR. This MOR should be read in conjunction with the Debtors' previously filed MORs and the financial statements and accompanying notes in the Company's annual and quarterly reports that are filed with the United States Securities and Exchange Commission (the “SEC”).

In accordance with GAAP, the Debtors have applied ASC 852 “Reorganizations” (“ASC 852”) in preparing the Condensed Consolidated Financial Statements. ASC 852 requires that the financial statements, for periods subsequent to the Chapter 11 Cases, distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases are recorded in reorganization items, net on the accompanying Consolidated Statement of Operations. In addition, prepetition obligations that may be impacted by the Chapter 11 reorganization process have been classified on the Condensed

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Consolidated Balance Sheet in liabilities subject to compromise. These liabilities are reported at the amounts expected to be allowed by the Bankruptcy Court, even if they may be settled for lesser amounts (see Note 2).

These Condensed Consolidated Financial Statements have also been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. Accordingly, the Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Debtors be unable to continue as a going concern.
The accompanying Condensed Consolidated Financial Statements do not purport to reflect or provide for the consequences of the Chapter 11 Cases, other than as set forth under “liabilities subject to compromise” on the accompanying Condensed Consolidated Balance Sheet and “income (loss) before reorganization items” and “reorganization items, net” on the accompanying Consolidated Statement of Operations (see Note 2). In particular, the financial statements do not purport to show (1) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (2) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to shareowners' equity accounts, the effect of any changes that may be made to the Debtors' capitalization; or (4) as to operations, the effect of any changes that may be made to the Debtors' business.

Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year. The Condensed Consolidated Financial Statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries (both Debtor and non-Debtor), including (i) its principal subsidiary American Airlines, Inc. (“American”) and (ii) its regional airline subsidiary, AMR Eagle Holding Corporation and its primary subsidiaries, American Eagle Airlines, Inc. and Executive Airlines, Inc. (collectively, “AMR Eagle”). The Condensed Consolidated Financial Statements also include the accounts of variable interest entities for which the Company is the primary beneficiary. For further information, refer to the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K filed with the SEC on February 15, 2012 (“2011 Form 10-K”), including the Summary of Significant Accounting Policies which appears as Note 2 in the 2011 Form 10-K.
No assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its or the other Debtors' securities may be.  Accordingly, the Debtors urge that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Debtor claims.  Trading in the Company's common stock and certain debt securities on the New York Stock Exchange (NYSE) was suspended on January 5, 2012, and the Company's common stock and such debt securities were delisted by the SEC from the NYSE on January 30, 2012.  On January 5, 2012, the Company's common stock began trading under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group (www.otcmarkets.com).

Additional information about the Chapter 11 Cases is available on the Internet at aa.com/restructuring. Court filings and claims information are available at amrcaseinfo.com.

2.Chapter 11 Proceedings and Reorganization Update for the Reporting Period

General Information
Notices to Creditors; Effect of Automatic Stay. The Debtors have notified all known current or potential creditors that the Chapter 11 Cases were filed. Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors’ Chapter 11 Cases automatically enjoined, or stayed, the continuation of most judicial or administrative proceedings or filing of other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date. Thus, for example, most creditor actions to obtain possession of property from the Debtors, or to create, perfect or enforce any lien against the property of the Debtors, or to collect on monies owed or otherwise exercise rights or remedies with respect to a prepetition claim, are enjoined unless and until the Bankruptcy Court lifts the automatic stay as to any such claim. Vendors are being paid for goods furnished and services provided after the Petition Date in the ordinary course of business.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Appointment of Creditors’ Committee. On December 5, 2011, the U.S. Trustee appointed the Creditors’ Committee for the Chapter 11 Cases.

Retiree Medical and Life Insurance Benefits.  On September 14, 2012, the Company notified active employees of its plans to modify its subsidized retiree medical coverage on November 1, 2012.  Those who initiate retiree medical coverage on or after November 1, 2012 will go into a new retiree medical program. For those who retire before age 65, two medical options will be available, but the Company will not be subsidizing them. Those who retire at age 65 and over may purchase a guaranteed-issue Medicare supplement plan. Flight attendants and TWU-represented employees will receive a refund of their prefunding contributions within 120 days of November 1, 2012.

On March 23, 2012, the Bankruptcy Court entered a Stipulation and Order providing for the appointment of a committee of retired independent and unionized AMR employees (the "Retiree Committee"), and on May 3, 2012 appointed five members to the Retiree Committee.  On August 15, 2012, the Company filed a proceeding in the Bankruptcy Court seeking a determination on the issue of vesting for former employees who retired and initiated retiree medical coverage before November 1, 2012.  The Court held a hearing on January 23, 2013 and has not ruled on this matter as of the date of this report. On September 20, 2012, the Company opened negotiations with the Retiree Committee, seeking a consensual agreement to terminate subsidized retiree medical coverage and life insurance coverage. Those negotiations are continuing.
Rejection of Executory Contracts. Under Section 365 and other relevant sections of the Bankruptcy Code, the Debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including, without limitation, agreements relating to aircraft and aircraft engines (collectively, "Aircraft Property") and leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions.  As of December 31, 2012, the Bankruptcy Court had entered orders granting the Debtors' motions to assume 526 and reject 10 unexpired leases of non-residential real property and had entered various orders extending, by the Debtors' agreement with certain landlords, the date by which the Debtors must assume or reject an additional 37 unexpired leases of non-residential real property. As of December 31, 2012, the Company had also entered into stipulations or agreed orders providing that the claims with respect to special facility revenue bonds at Dallas/Fort Worth International Airport, Fort Worth Alliance Airport and Luis Muñoz Marín International Airport in San Juan, Puerto Rico were general unsecured claims.
In general, rejection of an executory contract or unexpired lease is treated as a prepetition breach of the executory contract or unexpired lease in question and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Counterparties to such rejected contracts or leases have the right to file claims against the Debtors’ estate for such damages. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing defaults under such executory contract or unexpired lease.
Any description of an executory contract or unexpired lease elsewhere in these Notes or in the report to which these Notes are attached, including where applicable the Debtors’ express termination rights or a quantification of their obligations, must be read in conjunction with, and is qualified by, any rights the Debtors or counterparties have under Section 365 of the Bankruptcy Code.
The Debtors expect that liabilities subject to compromise and resolution in the Chapter 11 Cases will arise in the future as a result of damage claims created by the Debtors’ rejection of various executory contracts and unexpired leases. Due to the uncertain nature of many of the potential rejection claims, the magnitude of such claims is not reasonably estimable at this time. Such claims may be material (see “Liabilities Subject to Compromise” in Note 1 to the Condensed Consolidated Financial Statements).
Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment. Notwithstanding the general discussion above of the impact of the automatic stay, under Section 1110 of the Bankruptcy Code, beginning 60 days after filing a petition under Chapter 11, certain secured parties, lessors and conditional sales vendors may have a right to take possession of certain qualifying Aircraft Property that is leased or subject to a security interest or conditional sale contract, unless the Debtors, subject to approval by the Bankruptcy Court, agree to perform under the applicable agreement, and cure any defaults as provided in Section 1110 (other than defaults of a kind specified in Section 365(b)(2) of the Bankruptcy Code). Taking such action does not preclude the Debtors from later rejecting the

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

applicable lease or abandoning the Aircraft Property subject to the related security agreement, or from later seeking to renegotiate the terms of the related financing.
The Debtors may extend the 60-day period by agreement of the relevant financing party, with Bankruptcy Court approval. In the absence of an agreement or cure as described above or such an extension, the financing party may take possession of the Aircraft Property and enforce its contractual rights or remedies to sell, lease or otherwise retain or dispose of such equipment.
The 60-day period under Section 1110 in the Chapter 11 Cases expired on January 27, 2012. In accordance with the Bankruptcy Court’s Order Authorizing the Debtors to (i) Enter into Agreements Under Section 1110(a) of the Bankruptcy Code, (ii) Enter into Stipulations to Extend the Time to Comply with Section 1110 of the Bankruptcy Code and (iii) File Redacted Section 1110(b) Stipulations, dated December 23, 2011, the Debtors have entered into agreements to extend the automatic stay or agreed to perform and cure defaults under financing agreements with respect to certain aircraft in their fleet and other Aircraft Property. With respect to certain Aircraft Property, the Debtors have reached agreements on, or agreements on key aspects of, renegotiated terms of the related financings, and the Debtors are continuing to negotiate terms with respect to certain of their other Aircraft Property financings. The ultimate outcome of these negotiations cannot be predicted with certainty. To the extent the Debtors are unable to reach definitive agreements with Aircraft Property financing parties, those parties may seek to repossess the subject Aircraft Property. The loss of a significant number of aircraft could result in a material adverse effect on the Debtors’ financial and operating performance.
In accordance with Section 1110 of the Bankruptcy Code, as of December 31, 2012, the Company had (i) rejected 40 leases relating to 21 MD-80 aircraft, four Fokker 100 aircraft, seven Boeing 757-200 aircraft and eight spare engines; (ii) relinquished one Airbus A300-600R aircraft that was subject to a mortgage; and (iii) made elections under Section 1110(a) of the Bankruptcy Code to retain 340 aircraft and 87 spare engines, including Boeing 737-800, Boeing 757-200, Boeing 767-300ER, Boeing 777-200ER, Bombardier CRJ-700, and McDonnell Douglas MD-80 aircraft, on the terms provided in the related financing documents. In addition, as of December 31, 2012, the Company had reached agreement on revised economic terms of the financings of 155 aircraft, comprising 83 MD-80 aircraft, nine Boeing 737-800 aircraft, 36 Boeing 757-200 aircraft, 11 Boeing 767-200ER aircraft, 13 Boeing 767-300ER aircraft and 3 Boeing 777-200 aircraft (which agreements are subject to reaching agreement on definitive documentation). Those 155 aircraft are substantially all of the mainline aircraft in the Company's fleet for which it expects to negotiate revised economic terms in the Chapter 11 Cases. In addition, the Company reached an agreement with the lessor to modify the leases of 39 Super ATR aircraft. As of December 31, 2012, 30 of the Super ATR aircraft had been returned to the lessor as allowed under the modified agreement. The remaining 9 Super ATR aircraft are expected to be returned to the lessor in 2013.
Lastly, the Company entered into a series of agreements with the lender with respect to its 216 Embraer RJ aircraft and certain other interested parties pursuant to which the Company (i) surrendered 18 Embraer RJ 135 aircraft on June 22, 2012, (ii) subject to certain conditions, restructured the mortgage debt encumbering 59 Embraer 140 aircraft and 68 Embraer 145 aircraft and (iii) will transfer and lease back its remaining 21 Embraer RJ 135 aircraft. The debt encumbering 50 Embraer 145 aircraft will not be reduced. These agreements were approved by the Bankruptcy Court on November 8, 2012.
Magnitude of Potential Claims. On February 27, 2012, the Debtors filed with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors, subject to the assumptions filed in connection therewith. All of the schedules are subject to further amendment or modification.
Bankruptcy Rule 3003(c)(3) requires the Bankruptcy Court to fix the time within which proofs of claim must be filed in a Chapter 11 case pursuant to Section 501 of the Bankruptcy Code. This Bankruptcy Rule also provides that any creditor who asserts a claim against the Debtors that arose prior to the Petition Date and whose claim (i) is not listed on the Debtors' schedules or (ii) is listed on the schedules as disputed, contingent, or unliquidated, must file a proof of claim. On May 4, 2012, the Bankruptcy Court entered an order that established July 16, 2012 at 5:00 p.m. (Eastern Time) as the deadline to file proofs of claim against any Debtor. More information regarding the filing of proofs of claim can be obtained at www.amrcaseinfo.com.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Differences between amounts scheduled by the Debtors and claims by creditors will be investigated and resolved in connection with the claims resolution process. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known, nor can the ultimate recovery with respect to allowed claims be presently ascertained.
Collective Bargaining Agreements. The Bankruptcy Code provides a process for the modification and/or rejection of collective bargaining agreements (CBAs). In particular, Section 1113(c) of the Bankruptcy Code permits a debtor to reject its CBAs if the debtor satisfies a number of statutorily prescribed substantive and procedural prerequisites and obtains the Bankruptcy Court's approval to reject the CBAs. The Section 1113(c) process requires that a debtor must make proposals to its unions to modify existing CBAs based on the most complete and reliable information available at the time the proposals are made. The proposed modifications must be necessary to permit the reorganization of the debtor and must assure that all the affected parties are treated fairly and equitably. The debtor must provide the unions with all information necessary to evaluate the proposals, and meet at reasonable times and confer in good faith with the unions in an effort to reach mutually agreeable modifications to the CBAs. American Airlines, Inc. (American) commenced the Section 1113(c) process with its unions (APA, APFA and TWU) on February 1, 2012, and was negotiating in good faith with the unions for consensual agreements that achieve the necessary level of labor cost savings. Because consensual agreements had not been reached, and given American's need to restructure its labor costs expeditiously, the Debtors filed a motion with the Bankruptcy Court on March 27, 2012 requesting approval to reject the CBAs. Rejection of the CBAs is appropriate if the Bankruptcy Court finds the Debtors' proposals are necessary for their reorganization, are fair and equitable, and that the unions refused to agree to the proposals without good cause.
The Court hearing on the Debtors' request to reject the CBAs began on April 23, 2012 with the presentation of the Debtors' case and concluded the week of May 21, 2012.   After the filing of its request to reject its CBAs, American and the unions continued to negotiate in good faith toward consensual agreements. Those negotiations resulted in ratified agreements with all seven TWU-represented groups (Fleet Service Clerks, Dispatchers, Ground School Instructors, Maintenance Control Technicians, Simulator Technicians, Mechanics and Related (M&R), and Stores), all of which have been approved by the Bankruptcy Court. On July 20, 2012, APFA sent American's proposed Last Best and Final Offer (LBFO) to its membership for a ratification vote, and on August 19, 2012 APFA announced the LBFO was ratified by the membership.  This new agreement was approved by the Bankruptcy Court on September 12, 2012. Having secured Court approval of the APFA and all seven TWU agreements, American has begun implementing the terms of all of its new agreements.
On June 27, 2012, the APA Board of Directors voted in favor of sending a tentative agreement it reached with American to its membership for a ratification vote; however, APA announced on August 8, 2012 that its membership did not ratify that agreement.  Subsequently, on August 15, 2012, the Bankruptcy Court issued its decision on the Debtors' request to reject its pilot CBA.  The Bankruptcy Court denied the request, but found that all but two of the numerous 1113 term sheet proposals met all of the standards for contract rejection.  The Bankruptcy Court invited the Debtors to modify the two proposals and renew its motion.  A renewed 1113 motion was filed on August 17, 2012, and a hearing was held on September 4, 2012. The Bankruptcy Court granted the renewed motion and entered an order on September 5, 2012 authorizing American to reject the pilot CBA. In accordance with the Bankruptcy Court's ruling, American began implementing certain terms and conditions of employment for pilots that the Bankruptcy Court determined were fair and necessary for the Debtors' successful restructuring. American and APA continued to negotiate in good faith toward a new pilot agreement, and on November 9, 2012, the parties reached a tentative agreement on a new comprehensive CBA. On November 16, 2012, the APA Board of Directors voted to send the tentative agreement to the pilot membership for a ratification vote. On December 7, 2012 the APA announced the tentative agreement was ratified. The new CBA was approved by the Bankruptcy Court on December 19, 2012.
The APA was appealing the Bankruptcy Court's order authorizing American to reject the pilot CBA, and was also appealing a prior decision by the Court rejecting APA's claim that American cannot use the 1113 CBA rejection process to make changes to pilot working conditions because, according to APA, its CBA with American expired by its terms in May 2008.  Relatedly, APA filed a request with the Bankruptcy Court to stay its decision authorizing American to reject the CBA pending the outcome of its appeals, and American objected to that request.  However, based on the December 7, 2012 ratification of the tentative agreement, and pursuant to a proposed order and an "APA Settlement Letter", the APA was to take all steps necessary to withdraw and dismiss these appeals within 5 days after “Effective Date.” The Effective Date was conditioned upon the occurrence of each of the following; (i) the tentative agreement

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

be ratified by the APA pilot membership and (ii) the new CBA and the APA Settlement Letter be approved by an order of the Bankruptcy Court which order had not been stayed. Each of these conditions has occurred and the APA's appeals have been dismissed. American has begun implementing the terms of its new agreement with the APA.
American Eagle Airlines, Inc. (together with Executive Airlines, Inc., AMR Eagle) commenced the Section 1113(c) process with its unions on March 21, 2012. On July 27, 2012, AMR Eagle reached a tentative agreement with the Association of Flight Attendants. That tentative agreement was ratified by the flight attendants on September 7, 2012.  On August 8, 2012, AMR Eagle reached an agreement-in-principle with the Air Line Pilots Association ("ALPA").  The ALPA Master Executive Council accepted the terms of the agreement-in-principle on September 12, 2012 and the tentative agreement was ratified by the pilot group on October 8, 2012.  On July 20, 2012, AMR Eagle and the TWU reached a tentative agreement with the Mechanics and Related and Fleet Service Clerks groups.  On August 24, 2012, the TWU announced that the Fleet Service Clerks group ratified its tentative agreement and that the Mechanics and Related group did not ratify its tentative agreement.  Because consensual agreements had not been reached with the TWU represented Mechanics, Ground School Instructors and Dispatchers, AMR Eagle filed a motion with the Bankruptcy Court on September 7, 2012 requesting approval to reject those CBAs. AMR Eagle continued to negotiate in good faith with the TWU with respect to each of those work groups. On October 3, 2012, AMR Eagle and the TWU reached tentative agreements with the Mechanics and Related and the Ground School Instructors groups.  On October 8, 2012, AMR Eagle reached a tentative agreement with the TWU represented Dispatch group.  The tentative agreements for Mechanics, Ground School Instructors and Dispatchers were sent to those work groups for a ratification vote. On October 26, 2012, AMR Eagle learned that the Mechanics and Ground School Instructors voted to ratify their tentative agreements, and that the Dispatchers’ tentative agreement did not ratify.  A hearing on AMR Eagle’s Section 1113 motion to reject the Dispatchers CBA, originally scheduled to begin on November 14, 2012, was continued until December 10, 2012. On December 3, 2012, AMR Eagle reached a second tentative agreement with the TWU represented Dispatch group and the membership ratified the tentative agreement on December 18, 2012. All of the new AMR Eagle CBAs were approved by the Bankruptcy Court on December 21, 2012. AMR Eagle has begun implementing the terms of the new CBAs.
Availability and Utilization of Net Operating Losses. The availability and utilization of net operating losses (and utilization of alternative minimum tax credits) after the Debtors’ emergence from Chapter 11 is uncertain at this time and will be highly influenced by the composition of the plan of reorganization that is ultimately pursued. On January 27, 2012, the Bankruptcy Court issued a Final Order Establishing Notification Procedures for Substantial Claimholders and Equityholders and Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates, which restricts trading in the Company’s common stock and claims. The order is intended to prevent certain transfers of the Company’s common stock and certain transfers of claims against the Debtors that could impair the ability of one or more of the Debtors’ estates to use their net operating loss carryovers and certain other tax attributes currently or on a reorganized basis. Any acquisition, disposition, or other transfer of equity or claims on or after November 29, 2011 in violation of the restrictions set forth in the order will be null and void ab initio and/or subject to sanctions as an act in violation of the automatic stay under Sections 105(a) and 362 of the Bankruptcy Code. The order applies to (i) “Substantial Equityholders,” i.e., persons who are, or as a result of a transaction would become, the beneficial owner of approximately 4.5 percent of the outstanding shares of the Company’s common stock and (ii) “Substantial Claimholders,” i.e., persons who are, or as a result of a transaction become, the beneficial owner of unsecured claims in excess of a threshold amount of unsecured claims (initially $190 million of unsecured claims, but which may be subsequently increased or decreased under certain circumstances in connection with the Debtors’ filing of a Chapter 11 plan). In the case of Substantial Equityholders, the order imposes current restrictions with respect to the acquisition or disposition of the Company’s stock, and certain notifications may be required. In the case of Substantial Claimholders, the order imposes a procedure pursuant to which, under certain circumstances, the claims acquired during the Chapter 11 Cases may have to be resold, and certain notifications may be required.
Liabilities Subject to Compromise

The following table summarizes the components of liabilities subject to compromise included on the Consolidated Balance Sheet as of December 31, 2012:

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

(in millions)
Long-term debt	$1,198
Estimated allowed claims on aircraft lease and debt obligations and facility lease and bond obligations	3,716
Pension and postretirement benefits	1,236
Accounts payable and other accrued liabilities	442
Total liabilities subject to compromise	$6,592

Liabilities subject to compromise refers to prepetition obligations which may be impacted by the Chapter 11 reorganization process. These amounts represent the Debtors’ current estimate of known or potential prepetition obligations to be resolved in connection with the Chapter 11 Cases.
In accordance with ASC 852, substantially all of the Company’s unsecured debt has been classified as liabilities subject to compromise. Additionally, certain of the Company’s undersecured debt instruments have also been classified as liabilities subject to compromise.
Differences between liabilities the Debtors have estimated and the claims filed, or to be filed, will be investigated and resolved in connection with the claims resolution process. The Company will continue to evaluate these liabilities throughout the Chapter 11 Cases and adjust amounts as necessary. Such adjustments may be material. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known.

Reorganization Items, net
Reorganization items refer to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases. The following table summarizes the components included in reorganization items, net on the Consolidated Statement of Operations for the month ended December 31, 2012:

(in millions)
Aircraft and facility financing renegotiations and rejections (1) (2)	15
Professional fees	18
Other	36
Total reorganization items, net	$69

(1)
Amounts include allowed claims (claims approved by the Bankruptcy Court) and estimated allowed claims relating to the rejection or modification of financings related to aircraft. The Debtors record an estimated claim associated with the rejection or modification of a financing when the motion is filed with the Bankruptcy Court to reject or modify such financing and the Debtors believe that it is probable the motion will be approved by all parties, and there is sufficient information to estimate the claim. See above, “Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment,” for further information.

(2)
Amounts include allowed claims (claims approved by the Bankruptcy Court) and estimated allowed claims relating to entry of orders treating as unsecured claims with respect to facility agreements supporting certain issuances of special facility revenue bonds. The Debtors record an estimated claim associated with the treatment of claims with respect to facility agreements when the applicable motion is filed with the Bankruptcy Court and the Debtors believe that it is probable that the motion will be approved, and there is sufficient information to estimate the claim. See above, “Rejection of Executory Contracts,” for further information.

Claims related to reorganization items are reflected in liabilities subject to compromise on the Condensed Consolidated Balance Sheet as of December 31, 2012.

Interest Expense

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

In accordance with ASC 852, the Debtors record interest expense only to the extent (1) interest will be paid during the Chapter 11 Cases or (2) it is probable that the Bankruptcy Court will allow a claim in respect of such interest. Interest expense recorded on the Consolidated Statements of Operations totaled $50 million for the month ended December 31, 2012. Contractual interest expense (including interest expense that is associated with obligations in liabilities subject to compromise) during this period totaled $58 million.

Insurance
Premiums to date for all insurance policies, including workers' compensation and disability insurance, have been paid in accordance with each respective policy's payment terms. No payments are past due.

Restricted Cash and Short-term Investments
The Company has restricted cash and short-term investments related primarily to collateral held to support projected workers' compensation obligations and funds held for certain tax obligations.

Retirement Benefit Plans
On March 7, 2012, the Company announced that, in working with Creditors' Committee and the Pension Benefit Guarantee Corporation (PBGC), it developed a solution that would allow the Company to pursue a freeze of its defined benefit pension plans for non-pilot employees instead of seeking termination. On September 14, 2012, the Company sent formal legal notice to all defined benefit plan participants and beneficiaries announcing that it was freezing each of the defined benefit pension plans. The freeze of these plans became effective as scheduled on November 1, 2012. Eligible non-pilot employees began to receive a replacement benefit under the $uper $aver 401(k) Plan on November 1, 2012, with the Company matching employee contributions up to 5.5 percent of eligible earnings. With the ratification of a new collective bargaining agreement by pilots on December 7, 2012, pilots began to receive a replacement benefit in the form of a Company contribution to the $uper $aver 401(k) Plan of 14% of eligible earnings for work performed beginning on November 1, 2012.
Effective November 8, 2012, the U.S. Treasury Department and the Internal Revenue Service published a Final Regulation establishing the process by which the Company could seek to amend certain structural aspects of the Pilot A Plan, a defined benefit plan. Under that process, the Company applied to the PBGC for a determination that it met the standard to amend the Plan to remove the lump-sum benefit feature and other similar optional forms of benefit. On December 13, 2012, the PBGC issued its determination that the Company has met the standard for amendment set forth in the Final Regulation. On November 23, 2012, the Company filed a motion in the Bankruptcy Court seeking approval of the A Plan amendment. After a hearing on December 19, 2012, the Court granted the motion.  On December 21, 2012, the Company amended the A Plan to remove the lump-sum and other similar optional forms of benefit for commencements after December 31, 2012.
The Company also terminated the Pilot B Plan, a defined contribution plan, on November 30, 2012. Plan B assets will be distributed to pilots in mid-2013.

AMR CORPORATION, ET AL.                                 Schedule 1
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2012
(Unaudited) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Assets
Current Assets
Cash	$477	$3	$—	$480
Short-term investments	3,409	3	—	3,412
Restricted cash and short-term investments	850	—	—	850
Receivables, net	1,122	16	(14)	1,124
Inventories, net	580	—	—	580
Fuel derivative contracts	65	—	—	65
Other current assets	560	1	—	561
Total current assets	7,063	23	(14)	7,072

Equipment and Property
Flight equipment, net	10,310	—	—	10,310
Other equipment and property, net	2,098	1	—	2,099
Purchase deposits for flight equipment	710	—	—	710
	13,118	1	—	13,119

Equipment and Property Under Capital Leases
Flight equipment, net	222	—	—	222
Other equipment and property, net	61	—	—	61
	283	—	—	283

International slots and route authorities	708	—	—	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	161	—	—	161
Other assets	2,442	106	(381)	2,167
	$23,775	$130	$(395)	$23,510

AMR CORPORATION, ET AL.                             Schedule 1 (Continued)
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2012
(Unaudited ) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Liabilities and Stockholders' Equity (Deficit)
Current Liability
Accounts payable	$1,403	$(144)	$(15)	$1,244
Accrued liabilities	2,117	—	—	2,117
Air traffic liability	4,524	—	—	4,524
Current maturities of long-term debt	1,388	—	—	1,388
Current obligations under capital leases	31	—	—	31
Total current liabilities	9,463	(144)	(15)	9,304

Long-term debt, less current maturities	6,841	—	(106)	6,735
Obligations under capital leases, less current obligations	381	—	—	381
Pensions and postretirement benefits	6,780	—	—	6,780
Other liabilities, deferred gains and deferred credits	1,692	—	—	1,692
	15,694	—	(106)	15,588

Liabilities Subject to Compromise	6,592	—	—	6,592

Stockholders' Equity (Deficit)
Preferred stock	—	—	—	—
Common stock	341	1	(1)	341
Additional paid-in-capital	4,481	259	(259)	4,481
Treasury stock	(367)	—	—	(367)
Accumulated other comprehensive income	(2,966)	—	—	(2,966)
Accumulated Deficit	(9,463)	14	(14)	(9,463)
	$23,775	$130	$(395)	$23,510

AMR CORPORATION, ET AL.                         Schedule 2
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATING STATEMENT OF OPERATIONS
MONTH ENDED DECEMBER 31, 2012
(Unaudited)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Revenues
Passenger - American Airlines	$1,553	$—	$—	$1,553
- Regional Affiliates	226	—	—	226
Cargo	55	—	—	55
Other revenues	217	1	(1)	217
Total operating revenues	2,051	1	(1)	2,051

Expenses
Aircraft fuel	729	—	—	729
Wages, salaries and benefits	516	—	—	516
Other rentals and landing fees	91	—	—	91
Maintenance, materials and repairs	118	—	—	118
Depreciation and amortization	74	—	—	74
Commissions, booking fees and credit card expense	83	—	—	83
Aircraft rentals	47	—	—	47
Food service	49	—	—	49
Special charges	58	—	—	58
Other operating expenses	244	1	(1)	244
Total operating expenses	2,009	1	(1)	2,009

Operating Income	42	—	—	42

Other Income (Expense)
Interest income	1	—	—	1
Interest expense	(50)	—	—	(50)
Interest capitalized	4	—	—	4
Miscellaneous - net	276	—	—	276
	231	—	—	231

Income Before Reorganization Items	273	—	—	273

Reorganization Items, Net	(69)	—	—	(69)

Income Before Income Taxes	204	—	—	204
Income tax	569	—	—	569
Net Income	$773	$—	$—	$773

AMR CORPORATION, ET AL.                         Schedule 3
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS BY FILED LEGAL ENTITY
MONTH ENDED DECEMBER 31 2012
(Unaudited) (In thousands)

Legal Entity	Case Number	Disbursements

American Airlines Realty (NYC) Holdings, Inc.	11-15462	$28

AMR Corporation	11-15463	329

American Airlines, Inc.	11-15464	2,392,531

AMR Eagle Holding Corporation	11-15465	—

Americas Ground Services, Inc.	11-15466	268

PMA Investment Subsidiary, Inc.	11-15467	—

SC Investment, Inc.	11-15468	—

American Eagle Airlines, Inc.	11-15469	87,469

Executive Airlines, Inc.	11-15470	10,375

Executive Ground Services, Inc.	11-15471	—

Eagle Aviation Services, Inc.	11-15472	1,735

Admirals Club, Inc.	11-15473	—

Business Express Airlines, Inc.	11-15474	—

Reno Air, Inc.	11-15475	—

AA Real Estate Holding GP LLC	11-15476	—

AA Real Estate Holding L.P.	11-15477	—

American Airlines Marketing Services LLC	11-15478	20

American Airlines Vacations LLC	11-15479	23

American Aviation Supply LLC	11-15480	3,973

American Airlines IP Licensing Holding, LLC	11-15481	—

		$2,496,751

AMR CORPORATION, ET AL.                             Schedule 4
DEBTORS AND DEBTORS IN POSSESSION
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD
MONTH ENDED DECEMBER 31, 2012
(Unaudited) (In millions)

Payroll Taxes
Gross wages and salaries paid or incurred(3)	$394.3
Payroll taxes withheld employee	75.0
Payroll taxes withheld employer	23.5
Total payroll taxes withheld	98.5
Amount of payroll tax remitted to tax authorities	97.2
Date(s) remitted to tax authorities	Various

Sales & Use Taxes
Sales & use tax collected and incurred	5.5
Amount of sales & use tax remitted to tax authorities(1)	4.8
Date(s) remitted to tax authorities	Various

Federal Transportation Tax
Federal transportation tax collected	85.8
Amount of federal transportation tax remitted to Internal Revenue Service(1)	132.9
Date(s) remitted to tax authorities	12/10 & 12/24

Passenger Facility Charges
Passenger facility charges collected	20.5
Amount of passenger facility charges remitted to airport authorities(1)	28.5
Date(s) remitted to airport authorities	12/30

U.S. Security Fees
U.S. Security Fees collected	14.2
Amount of U.S. Security Fees remitted to Transportation Security Administration(1)	19.1
Date(s) remitted to Transportation Security Administration	12/28

Customs User Fees
Customs user fees collected	4.1
Amount of customs user fees remitted to Customs and Border Protection Agency(2)	—
Date(s) remitted to Customs and Border Protection Agency	n/a

Immigration User Fees
Immigration user fees collected	5.3
Amount of immigration user fees remitted to Customs and Border Protection Agency(2)	—
Date(s) remitted to Customs and Border Protection Agency	n/a

Animal and Plant Health Inspection Service (APHIS) Fees
APHIS user fees collected	3.9
Amount of user fees remitted to U.S. Department of Agriculture(2)	—
Date(s) remitted to U.S. Department of Agriculture	n/a

Property taxes paid	2.8
(1) Tax is remitted one month in arrears of collection month. Amounts noted reflect actual collections and remittances during the month ended December 31, 2012.
(2) Tax is remitted quarterly. Amounts noted reflect actual collections and remittances during the month ended December 31, 2012.
(3) Payroll tax remittance does not equal taxes withheld because of tax entity payment timing requirements.

AMR CORPORATION, ET AL.                             Schedule 5
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS TO RETAINED PROFESSIONALS
MONTH ENDED DECEMBER 31, 2012
(Unaudited) (In thousands)

Retained Professionals	Disbursements(1)

Debtors' Advisors and Notice and Claims Agent:
Airport & Aviation Professionals Inc.	$114
Bernstein Shur Sawyer & Nelson	281
Brinks Hofer Gilson & Lione	78
Cooley LLP	252
Debevoise & Plimpton	1,442
Deloitte Financial	732
Ernst & Young LLP	276
Ford & Harrison	616
Global Tax Associates Group	80
Groom Law Group	1,076
Harris Finley & Bogle	369
Haynes and Boone LLP	38
Jenner & Block LLP	219
Kelly Hart & Hallman LLP	636
KPMG LLP	318
McKinsey Recovery & Transformation	684
Milbank, Tweed, Hadley & McCloy	421
Morgan Lewis & Bockius	128
Paul Hastings LLP	122
Rothschild Inc.	320
Sheppard Mullin Richter & Hampton LLP	282
Skyworks Capital LLC	726
The Garden City Group Inc.	113
Weil, Gotshal & Manges LLP	8,048
Winstead Sechrest & Minick PC	377
Yetter Coleman LLP	1,078
Zolfo Cooper LLC	141
18,967

Advisors to Unsecured Creditors' Committee:
Epiq Bankruptcy Solutions LLC	9
Mesirow Financial Consulting LLC	606
Moelis & Company Holding LP	196
Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates	2,284
3,095

Total Disbursements to Retained Professionals	$22,062

(1)
The Debtors have retained certain legal and financial professionals to advise them in the Chapter 11 Cases. The Creditors' Committee also retained certain legal and financial professionals in connection with the Chapter 11 Cases. For the month of December 2012, estimated based on the Debtors' books and records, the Debtors accrued $18 million of professional fees relating to such professionals, as indicated in Note 2 to the Condensed Consolidated Financial Statements. Any payments to such professionals will be made in accordance with applicable orders of the Bankruptcy Court.